The Advisory Board Company

1,682,530

Common Stock

($0.01 par value)

Underwriting Agreement

March 1, 2005

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

The selling stockholders listed in Schedule I (each a “Selling Stockholder” and, collectively, the “Selling Stockholders”) propose to sell to Deutsche Bank Securities Inc. (the “Underwriter”), an aggregate of 1,682,530 shares of Common Stock, $0.01 par value (the “Common Stock,” and said number of shares of Common Stock being hereinafter called the “Securities”) of The Advisory Board Company, a Delaware corporation (the “Company”). All of the shares of Common Stock to be sold by the Selling Stockholders hereunder (the “Exercise Shares”) shall be issued by the Company to the Selling Stockholders pursuant to the exercise of certain options (the “Selling Stockholder Options”).

Certain terms used in this Underwriting Agreement are defined in Section 16 hereof.

1. Representations and Warranties.

(a) The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1(a).

(i) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-122850) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement became effective on February 28, 2005.

(ii) On the Effective Date, the Registration Statement did, and when the Prospectus is filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus did not, and on the date of any filing of the Prospectus pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Prospectus (or the supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Prospectus (or any supplement thereto).

(iii) The documents incorporated by reference in the Prospectus, when they became effective or at the time they were filed with the Commission, complied in all material respects with the Exchange Act and, when read together with the other information in (including other information incorporated by reference therein), the Prospectus, at the Effective Date, the Execution Time and the Closing Date did not and will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in a material adverse effect on the financial condition, prospects or results of operations of the Company.

(v) The Company’s authorized, issued and outstanding equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the outstanding shares of Common Stock being sold pursuant to this Underwriting Agreement by the Selling Stockholders) have been duly authorized and validly issued and are fully paid and nonassessable, or will, upon exercise of the Selling Stockholder Options and payment of the applicable price therefor, be validly issued, fully paid and nonassessable, as applicable; the Securities being sold by the Selling Stockholders have been approved for trading on the Nasdaq National Market subject to official notice of issuance; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue, or rights to convert any obligations of the Company into or exchange any securities of the Company for, shares of capital stock of or ownership interests in the Company are outstanding.

(vi) This Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

(vii) The Company is not an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

(viii) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained by the Company in connection with the transactions contemplated herein, except such as have been obtained under the Act and the filing of the Prospectus pursuant to Rule 424(b) and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated herein and in the Prospectus.

(ix) None of the exercise of the Selling Stockholder Options, the issuance of the Exercise Shares by the Company, the sale of the Securities by the Selling Stockholders or the fulfillment by the Company and the Selling Stockholders of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (1) the charter or by-laws of the Company; (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; or (3) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties (excluding for purposes of this paragraph (ix) federal and state securities laws and regulations).

(x) The historical financial statements and schedules of the Company included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

(xi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

(b) Each Selling Stockholder represents and warrants to, and agrees with the Underwriter that:

(i) This Underwriting Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding obligation of such Selling Stockholder enforceable in accordance with its terms.

(ii) Such Selling Stockholder is or, upon the exercise of the Selling Stockholder Options, will be the lawful owner of the Securities to be sold by such Selling Stockholder under this Underwriting Agreement and upon sale and delivery of, and payment for, such Securities, as provided herein, such Selling Stockholder will convey to the Underwriter title to such Securities, free and clear of any adverse claims whatsoever.

(iii) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(iv) To the extent that any statements or omissions made in the Prospectus are made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder with respect to such Selling Stockholder expressly for use therein, the Prospectus conforms in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to the Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriter the number of Securities set forth opposite the name of such Selling Stockholder in Schedule I hereto, and the Underwriter agrees to purchase from such Selling Stockholder, at a purchase price of $38.60 per share, such Securities.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on March 7, 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement among the Underwriter, the Selling Stockholders and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the purchase price of the Securities to the agent and attorney-in-fact (the “Attorney-in-Fact”) for each of the Selling Stockholders, as provided in the Power of Attorney, dated February 25, 2005, executed by each Selling Stockholder (the “Power of Attorney”), by wire transfer payable in same-day funds to the account specified by the Attorney-in-Fact. Delivery of the Securities by the Selling Stockholders, duly indorsed to the Underwriter or in blank or accompanied by a duly executed stock power relating to such Securities shall be made to the Company, and delivery of the Securities to the Underwriter shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriter of the Securities to be purchased by them from such Selling Stockholder, and the Underwriter will pay any additional stock transfer taxes involved in further transfers.

4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(a) The Company agrees with the Underwriter that:

(i) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (1) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii) If, at any time prior to the expiration of twelve months from the date hereof when a prospectus relating to the Securities is required to be delivered under the Act in connection with the offering of the Securities, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Underwriter of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(iii) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(iv) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus and any supplement thereto as the Underwriter may reasonably request.

(v) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(vi) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b) Each Selling Stockholder agrees with the Underwriter that:

(i) Such Selling Stockholder will not, without the prior written consent of the Underwriter, offer, sell, contract to sell, announce any intention to sell, pledge or otherwise dispose of, directly or indirectly, or file (or participate in the filing of) with the Commission a registration statement under the Securities Act of 1933 relating to any  shares of Common Stock or securities or other rights convertible into or exchangeable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such aforementioned transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, for a period of 90 days after the date of this Underwriting Agreement.

(ii) Such Selling Stockholder will not take any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(iii) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder.

(iv) Such Selling Stockholder will pay, or arrange the payment of, the following costs and expenses: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage and air freight charges) of such copies of the Registration Statement, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the sale of the Securities by the Selling Stockholders; (iv) the printing (or reproduction) and delivery of this Underwriting Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees); (viii) the expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations under this Underwriting Agreement.

6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, will be filed, or transmitted by a means reasonably calculated to result in filing with the Commission, in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission.

(b) The Company shall have caused Gibson, Dunn & Crutcher LLP, counsel for the Company, to have furnished to the Underwriter their opinion, dated the Closing Date and addressed to the Underwriter, to the effect that:

(i) the Company is validly existing as a corporation in good standing under the General Corporation Law of the State of Delaware;

(ii) the Company’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the shares of Common Stock underlying the Selling Stockholder Options have been duly authorized; the outstanding shares of Common Stock (including the Securities being sold under the Underwriting Agreement by the Selling Stockholders) have been duly authorized and validly issued and are fully paid and nonassessable; the holders of outstanding Shares of Common Stock are not entitled to preemptive or other rights to subscribe for the Securities;

(iii) the Registration Statement has become effective under the Act; the filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made, or the Prospectus and any supplements thereto have been transmitted by a means reasonably calculated to result in filing with the Commission, in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or threatened;

(iv) this Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(v) the Company is not an “investment company” required to be registered under the Investment Company Act of 1940, as amended;

(vi) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained or made by the Company under the laws of the United States of America in connection with the sale of the Securities to the Underwriter in the manner contemplated in this Underwriting Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated in the Underwriting Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained; and

(vii) none of the exercise of the Selling Stockholder Options, the issuance of the Exercise Shares, the sale of the Securities by the Selling Stockholders, or the fulfillment by the Company and the Selling Stockholders of the terms of this Underwriting Agreement will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (1) the charter or by-laws of the Company, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument identified to such counsel in a certificate by the Company as being material to which the Company is a party or bound or to which its property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties (excluding for purposes of this paragraph (vii) federal and state securities laws and regulations).

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and your representatives and counsel at which the contents of the Prospectus Supplement, including the documents incorporated therein by reference, were discussed. Such counsel also may state that because the purpose of their professional engagement was not to establish or confirm factual matters and because the scope of their examination of the affairs of the Company did not permit them to verify the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. Such counsel also shall state that, on the basis of the foregoing, and except for the financial statements and schedules, statistical information that is purported to have been provided on the authority of an expert or public official and other information of an accounting or financial nature included or incorporated by reference therein, as to which such counsel need express no opinion or belief, no facts have come to their attention that led them to believe: (a) that the Registration Statement, at the time it became effective (which, for purposes of this paragraph, shall have the meaning set forth in Rule 158(c) under the Act), or the Prospectus, as of its date or as of the date hereof, were not appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; or (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein not misleading or (ii) that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(c) The Selling Stockholders shall have caused Gibson, Dunn & Crutcher LLP, counsel for the Selling Stockholders, to have furnished to the Underwriter their opinion dated the Closing Date and addressed to the Underwriter, to the effect that:

(i) to the knowledge of such counsel, the Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Stockholders; and

(ii) upon delivery to the Underwriter in the State of New York as provided in the Underwriting Agreement of certificates representing the aggregate number of Securities being sold by the Selling Stockholders in accordance with the provisions of this Underwriting Agreement, duly indorsed to the Underwriter or in blank or accompanied by a duly executed stock power relating to such Securities, and payment to the Attorney-in-Fact, as provided in the Power of Attorney and the Underwriting Agreement, of the purchase price set forth in the Underwriting Agreement, and assuming that the Underwriter does not have notice of any adverse claim to the Securities, the Underwriter will acquire title to such Shares free of any adverse claim. All terms used in this paragraph defined in or by reference in Article 8 of the Uniform Commercial Code of the State of New York are used herein as so defined.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholders and public officials.

(d) The Underwriter shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Underwriter a certificate of the Company, signed by the chief executive officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Underwriting Agreement and that:

(i) the representations and warranties of the Company in this Underwriting Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto dated after the date hereof), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto dated after the date hereof).

(f) Each Selling Stockholder shall have furnished to the Underwriter a certificate, signed by or on behalf of such Selling Stockholder, dated the Closing Date, to the effect that (i) the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Underwriting Agreement, (ii) the representations and warranties of such Selling Stockholder in this Underwriting Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date, and (iii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on his or her part to be performed or satisfied at or prior to the Closing Date.

(g) The Company shall have caused Ernst & Young LLP to have furnished to the Underwriter, at the Closing Date, a letter, dated as of the Closing Date, in form and substance satisfactory to the Underwriter, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder, and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules and pro forma financial information included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

(ii) on the basis of carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and any committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to December 31, 2004, nothing came to their attention which caused them to believe that, with respect to the period subsequent to December 31, 2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company or capital stock of the Company or decreases in the stockholders’ equity of the Company as compared with the amounts shown on the December 31, 2004, balance sheet included in the Registration Statement and the Prospectus, or for the period from January 1, 2005, to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net revenues or income before income taxes or in total or per share amounts of net income, income from operations and interest income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriter; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth (1) in the Registration Statement and the Prospectus, including the information set forth under the captions “Risk Factors”, “The Advisory Board Company”, and “Selling Stockholders” in the Prospectus, and (2) in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004 and the Company’s Quarterly Reports on the Form 10-Q for the quarters ended June 30, 2004, September 30, 2004 and December 31, 2004, in each case, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

(i) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Underwriter.

(j) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Underwriting Agreement and all obligations of the Underwriter under this Underwriting Agreement may be canceled by the Underwriter at any time at or prior to the Closing Date. Notice of such cancelation shall be given to the Company and the Selling Stockholders in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the offices of Gibson, Dunn & Crutcher LLP, counsel for the Company and the Selling Stockholders, at 200 Park Avenue, New York, New York 10166, on the Closing Date.

7. Reimbursement of Underwriter’s Expenses. If the sale of the Securities provided herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9(i) hereof, or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Selling Stockholder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, the Underwriter, the directors, officers, employees and agents of the Underwriter, each person who controls the Company or the Underwriter within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder with respect to such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

(c) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth under the headings “Underwriting” and “Plan of Distribution” related to (i) selling concessions, discounts and passive market making and (ii) stabilization transactions, over-allotment transactions, syndicate covering transactions and penalty bids, in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below and other than reasonable costs of investigation and preparation for proceedings); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e) The liability of each Selling Stockholder under the Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the proceeds received by such Selling Stockholder from the sale of his or her Securities to the Underwriter.

(f) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, each of the Selling Stockholders, severally and not jointly, and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company, each of the Selling Stockholders and the Underwriter may be subject in such proportion as is appropriate to reflect the relative fault of the Company, each of the Selling Stockholders and the Underwriter in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, any of the Selling Stockholders or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, each of the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (f).

9. Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq National Market, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or National Market, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iv) there shall have occurred any major disruption in the settlement of securities in the United States, (v) there shall have occurred any attack on the United States, outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, act of terrorism in which the United States is involved or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto) or (vi) except as disclosed in the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company taken as a whole, whether or not arising in the ordinary course of business.

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriter set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, any Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(b)(iv), 7 and 8 hereof shall survive the termination or cancelation of this Underwriting Agreement.

11. Notices. All communications under this Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to Deutsche Bank Securities Inc., Attention: Syndicate Manager (fax no. 212-797-9344) and confirmed to 60 Wall Street, New York, New York 10005, or, if sent to the Company or the Selling Stockholders, will be mailed, delivered or telefaxed to (202) 266-5700 and confirmed to it at 2445 M Street, NW, Washington, DC 20037, Attention: Legal Department.

12. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

14. Counterparts. This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15. Headings. The section headings used in this Underwriting Agreement are for convenience only and shall not affect the construction hereof.

16. Definitions. The terms which follow, when used in this Underwriting Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which the Depository Trust Company is not open for the settlement of securities.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.

“Losses” shall have the meaning set forth in 8(f).

“Prospectus” shall mean the basic prospectus contained in the Registration Statement and any supplement thereto. All references herein to the “Prospectus” shall be deemed to include all documents incorporated therein by reference pursuant to the Exchange Act.

“Prospectus Supplement” shall mean the supplemental prospectus filed with the Commission by the Company pursuant to Rule 424 on March 2, 2005.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a)(i) above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. All references herein to the “Registration Statement” shall be deemed to include all documents incorporated therein by reference pursuant to the Exchange Act.

“Rule 424” shall refer to such rule under the Act.

“Selling Stockholders” shall mean the persons listed in Schedule I.

“Underwriting Agreement” shall mean this agreement relating to the sale of the Securities by the Selling Stockholders to the Underwriter.

“Underwriter” shall mean Deutsche Bank Securities Inc.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Selling Stockholders and the Underwriter.

Very truly yours,

The Advisory Board Company

by

/s/ Frank J. Williams

Name: Frank J. Williams Title: Chairman and Chief Executive Officer

The Selling Stockholders listed in Schedule I hereto

by /s/ Frank J. Williams

Name: Frank J. Williams Title: Attorney-in-Fact

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written. By:	Deutsche Bank Securities Inc. by /s/ Michael C. Henry

Name: Title:	Michael C. Henry Managing Director by /s/ John Kinney

Name: Title:	John Kinney Vice President